Exhibit 99.1
FOR IMMEDIATE RELEASE
INVESTOR CONTACT:
Chris Sammons (225) 932-2546
MEDIA CONTACT:
Sean Clancy (225) 987-7129
SHAW ANNOUNCES FINANCIAL RESULTS FOR
SECOND QUARTER OF FISCAL 2008
•	Record quarterly operating cash flow of $196 million

•	EBITDA of $79 million, excluding the Westinghouse segment

•	Backlog of $14.2 billion reflects strong end market demand
     Baton Rouge, La., April 9, 2008 – The Shaw Group Inc. (NYSE: SGR) today reported net income of $8.9 million, or $0.11 per diluted share for the three months ended February 29, 2008. Net income excluding the Westinghouse segment was $37.3 million, or $0.44 per diluted share. The Westinghouse segment included a non-cash, pre-tax, foreign exchange translation loss of $40.6 million. In comparison, for the three months ended February 28, 2007, Shaw reported a net loss of $61.5 million, or $0.77 per diluted share. Excluding the Westinghouse segment, the prior year net loss for the period was $74.6 million, or $0.93 per diluted share.
     Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) for the second quarter of fiscal 2008, excluding the Westinghouse segment, were $78.6 million, compared to a loss of $76.0 million before interest expense, income taxes, depreciation and amortization in the prior year period.
     “All of our business segments experienced revenue and earnings growth for the first half of fiscal 2008 compared to the prior year period, and we continue to generate strong operating cash flow,” said J.M. Bernhard Jr., Shaw’s chairman, president and chief executive officer. “Each segment performed well during the second quarter with the exception of the Environmental and Infrastructure segment, which performed below expectations. Our Fabrication & Manufacturing segment achieved record revenues and gross profit in the period as the business continues to execute its capacity expansion program. The Fossil & Nuclear segment also posted record revenues as work progresses on major air quality control projects, supercritical clean coal-fired power projects and the four AP1000 nuclear reactors in China.
     “Recent agreements with SCANA and Progress Energy, along with our EPC contract with Southern Company, indicate that the nuclear renaissance in the U.S. is well underway,” Bernhard continued. “With our solid financial position, strong project portfolio and the phasing of our projects under execution, we continue to forecast increased earnings in the second half of 2008 and beyond.”
     Net cash provided by operating activities totaled a record $196.2 million for the second quarter of fiscal 2008, compared to $22.5 million in the second quarter of fiscal 2007. At February 29, 2008, Shaw’s total cash balance was approximately $665 million, up approximately $304 million from the start of fiscal year 2008.
     Revenues for the second quarter of fiscal 2008 were $1.7 billion, up 37 percent from $1.2 billion in the corresponding 2007 period.
     The reported results for the second quarter of 2008, excluding the Westinghouse segment, include a 42 percent tax provision, reflecting a higher tax provision than in previous periods due to a shift in earnings to less favorably taxed jurisdictions.
     Shaw’s backlog of unfilled orders at February 29, 2008, was a strong $14.2 billion, up 26 percent from the prior year period, with approximately $5.6 billion, or 39 percent, of the backlog expected to be converted to revenues during the next 12 months.
     A conference call to discuss the company’s second quarter fiscal 2008 financial results will be held today, Wednesday, April 9, 2008, at 9:30 a.m. EDT (8:30 a.m. CDT). A slide presentation outlining the second quarter financial results will be posted on the Investor Relations page of Shaw’s Web site at www.shawgrp.com approximately one hour prior to the conference call. Interested parties may dial 800-954-0696 to listen live to the conference call or access a live audio webcast on the Investor Relations page of Shaw’s Web site at www.shawgrp.com. A replay of the conference call will be available by telephone, as well as on the company’s Web site, approximately one hour after the conclusion of the call. To listen to a replay of the conference call by telephone, dial 800-633-8284 and use reservation number 2138-0274.

Calculation of EBITDA
     The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (“GAAP”), EBITDA itself is not a GAAP measure. A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information included in this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
     The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets. A Fortune 500 company with nearly $6 billion in annual revenues, Shaw is headquartered in Baton Rouge, La., and employs approximately 27,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit Shaw’s Web site at www.shawgrp.com.
       The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors.  Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.
# # #

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
		2007		2007
	2008	(Restated)	2008	(Restated)
Revenues	$1,653,222	$1,208,190	$3,365,382	$2,484,321
Cost of revenues	1,518,205	1,179,613	3,095,347	2,365,660

Gross profit	135,017	28,577	270,035	118,661
General and administrative expenses	73,798	71,456	142,686	135,826

Operating income (loss)	61,219	(42,879)	127,349	(17,165)
Interest expense	(2,379)	(4,253)	(4,543)	(7,780)

Interest expense on Japanese Yen-denominated bonds including accretion and amortization	(9,195)	(8,824)	(18,087)	(13,449)
Interest income	6,399	3,107	11,214	5,298
Foreign currency translation (losses) on Japanese Yen-denominated bonds, net	(40,559)	33,586	(97,797)	2,991
Other foreign currency transaction gains (losses), net	5,612	(1,207)	6,776	(4,706)
Other income (expense), net	334	(1,483)	39	(1,402)

Income (loss) before income taxes, minority interest and earnings (losses) from unconsolidated entities	21,431	(21,953)	24,951	(36,213)
Provision for income taxes	7,184	9,652	9,300	3,469

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	14,247	(31,605)	15,651	(39,682)
Minority interest	(6,883)	(4,252)	(11,865)	(8,512)
Income (loss) from 20% Investment in Westinghouse, net of income taxes	2,061	(168)	6,876	(168)
Earnings (losses) from unconsolidated entities, net of income taxes	(546)	(25,469)	447	(25,421)

Net income (loss)	$8,879	$(61,494)	$11,109	$(73,783)

Net income (loss) per common share:
Basic	$0.11	$(0.77)	$0.14	$(0.93)

Diluted	$0.11	$(0.77)	$0.13	$(0.93)

Weighted average shares outstanding:
Basic	82,123	79,794	81,404	79,614
Diluted	84,210	79,794	83,893	79,614

THE SHAW GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	February 29,
	2008
	(Unaudited)	August 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$649,730	$341,359
Restricted and escrowed cash	15,389	19,266
Accounts receivable, including retainage, net	700,208	771,806
Inventories	194,472	184,371
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	425,581	398,131
Deferred income taxes	103,441	79,146
Prepaid expenses	36,064	23,576
Other current assets	36,102	34,435

Total current assets	2,160,987	1,852,090
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	25,825	41,227
Investment in Westinghouse	1,138,578	1,126,657
Property and equipment, less accumulated depreciation of $217,344 and $198,662, respectively	265,675	219,852
Goodwill	508,858	513,951
Intangible assets	25,860	27,356
Deferred income taxes	17,341	9,629
Other assets	94,429	103,683

	$4,237,553	$3,894,445

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$564,180	$553,273
Accrued salaries, wages and benefits	120,399	119,219
Other accrued liabilities	192,012	200,500
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	706,416	572,435
Short-term debt and current maturities of long-term debt	14,748	7,687

Total current liabilities	1,597,755	1,453,114
Long-term debt, less current maturities	4,571	9,337
Japanese Yen-denominated long-term bonds secured by Investment in Westinghouse, net	1,187,797	1,087,428
Interest rate swap contract on Japanese Yen-denominated bonds	13,569	6,667
Other liabilities	72,119	62,960
Minority interest	26,411	18,825
Contingencies and commitments (Note 10)
Shareholders’ equity
Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, no par value, 200,000,000 shares authorized; 88,544,502 and 86,711,957 shares issued, respectively; and 82,897,757 and 81,197,473 shares outstanding, respectively	1,182,932	1,104,633
Retained earnings	279,768	273,602
Accumulated other comprehensive loss	(13,160)	(17,073)
Treasury stock, 5,646,745 shares and 5,514,484 shares, respectively	(114,209)	(105,048)

Total shareholders’ equity	1,335,331	1,256,114

	$4,237,553	$3,894,445

REVENUES BY GEOGRAPHY
(In millions)

	Three Months Ended				Six Months Ended
			(Restated)				(Restated)
	February 29, 2008		February 28, 2007		February 29, 2008		February 28, 2007
	(In millions)%		(In millions)%		(In millions)%		(In millions)%
United States	$1,326.3	80	$966.4	80	$2,670.1	79	$1,991.1	80
Asia/Pacific Rim	117.8	7	53.9	5	198.9	6	100.5	4
Middle East	162.5	10	144.2	12	358.4	11	300.1	12
Canada	4.1	—	3.7	—	8.5	—	6.6	—
Europe	28.1	2	35.2	3	96.0	3	69.4	3
South America and Mexico	7.4	1	2.4	—	16.7	—	9.9	1
Other	7.0	—	2.4	—	16.8	1	6.7	—

Total revenues	$1,653.2	100%	$1,208.2	100%	$3,365.4	100%	$2,484.3	100%

BACKLOG BY SEGMENT
(In millions)

	February 29, 2008%		August 31, 2007%
Fossil and Nuclear	$6,870.3	48	$6,768.9	47
E&I	2,848.5	20	2,589.2	18
E&C	2,195.7	15	2,550.8	18
Maintenance	1,575.4	11	1,691.6	12
F&M	749.7	6	713.8	5

Total backlog	$14,239.6	100%	$14,314.3	100%

REVENUES AND GROSS PROFIT BY SEGMENT
(In millions, except percentages)

	Three Months Ended		Six Months Ended
		February 28, 2007		February 28, 2007
	February 29, 2008	(Restated)	February 29, 2008	(Restated)
Revenues
Fossil and Nuclear	$647.4	$328.3	$1,245.9	$604.8
E&I	344.5	322.8	734.4	701.8
E&C	273.3	232.4	569.4	461.0
Maintenance	244.4	222.1	534.8	503.6
F&M	142.9	102.6	279.5	213.1
Corporate	0.7	—	1.4	—

Total revenues	$1,653.2	$1,208.2	$3,365.4	$2,484.3

Gross profit
Fossil and Nuclear	$43.5	$(8.6)	$86.4	$2.8
E&I	23.2	10.4	48.3	39.3
E&C	16.2	14.6	32.7	31.5
Maintenance	12.0	(13.9)	26.8	(6.1)
F&M	39.0	26.1	74.1	51.2
Corporate	1.1	—	1.7	—

Total gross profit	$135.0	$28.6	$270.0	$118.7

Gross profit percentage
Fossil and Nuclear	6.7%	-2.6%	6.9%	0.5%
E&I	6.7%	3.2%	6.6%	5.6%
E&C	5.9%	6.3%	5.7%	6.8%
Maintenance	4.9%	-6.3%	5.0%	-1.2%
F&M	27.3%	25.4%	26.5%	24.0%
Corporate	NM	NM	NM	NM

Total gross profit percentage	8.2%	2.4%	8.0%	4.8%

NM - Not Meaningful

The company believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.
The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in
Westinghouse Segment for the three months ended February 29, 2008
(in millions, except per share data)

	Q2 FY 2008
	Quarter ended February 29, 2008
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
Revenues	$1,653.2	$0.0	$1,653.2
Cost of revenues	1,518.2	0.0	1,518.2

Gross profit	135.0	0.0	135.0

General and administrative expenses	73.8	0.7	73.1

Operating income (loss)	61.2	(0.7)	61.9

Interest expense	(2.4)	0.0	(2.4)
Interest expense on JPY-denominated bonds including accretion and amortization	(9.2)	(9.2)	0.0
Interest income	6.4	0.0	6.4
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(40.6)	(40.6)	0.0
Other foreign currency transaction gains (losses), net	5.6	0.0	5.6
Other income (expense), net	0.4	0.0	0.4

	(39.8)	(49.8)	10.0

Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations (b)	21.4	(50.5)	71.9
Provision (benefit) for income taxes (a)	7.2	(20.0)	27.2

Income (loss) before minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	14.2	(30.5)	44.7

Minority interest (c)	(6.9)	0.0	(6.9)
Income from 20% Investment in Westinghouse, net of income taxes	2.1	2.1	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	(0.5)	0.0	(0.5)

Net income (loss)	$8.9	$(28.4)	$37.3

Net income (loss) per common share:
Basic income (loss) per common share	$0.11	$(0.34)	$0.45

Diluted income (loss) per common share	$0.11	$(0.33)	$0.44

Weighted average shares outstanding:
Basic:	82.1	82.1	82.1
Diluted:	84.2	82.1	84.2

Effective tax rate [a/(b+c)]	50%	40%	42%

The company believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.
The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in
Westinghouse Segment for the three months ended February 28, 2007
(in millions, except per share data)

	Q2 FY 2007
	Quarter ended February 28, 2007
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
	(Restated)	(Restated)	(Restated)
Revenues	$1,208.2	$0.0	$1,208.2
Cost of revenues	1,179.6	0.0	1,179.6

Gross profit	28.6	0.0	28.6

General and administrative expenses	71.5	2.9	68.6

Operating income (loss)	(42.9)	(2.9)	(40.0)

Interest expense	(4.3)	0.0	(4.3)
Interest expense on JPY-denominated bonds including accretion and amortization	(8.8)	(8.8)	0.0
Interest income	3.1	0.0	3.1
Foreign currency translation gains (losses) on JPY-denominated bonds, net	33.6	33.6	0.0
Other foreign currency transaction gains (losses), net	(1.2)	0.0	(1.2)
Other income (expense), net	(1.5)	0.0	(1.5)

	20.9	24.8	(3.9)
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations (b)	(22.0)	21.9	(43.9)
Provision (benefit) for income taxes (a)	9.7	8.6	1.1

Income (loss) before minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	(31.7)	13.3	(45.0)

Minority interest (c)	(4.2)	0.0	(4.2)
Income from 20% Investment in Westinghouse, net of income taxes	(0.2)	(0.2)	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	(25.4)	0.0	(25.4)

Net income (loss)	$(61.5)	$13.1	$(74.6)

Net income (loss) per common share:
Basic income (loss) per common share	$(0.77)	$0.16	$(0.93)

Diluted income (loss) per common share	$(0.77)	$0.16	$(0.93)

Weighted average shares outstanding:
Basic:	79.8	79.8	79.8
Diluted:	79.8	79.8	79.8

Effective tax rate [a/(b+c)]	-37%	39%	-2%

The company believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.
The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in
Westinghouse Segment for the six months ended February 29, 2008
(in millions, except per share data)

	Q2 FY 2008
	Six months ended February 29, 2008
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
Revenues	$3,365.4	$0.0	$3,365.4
Cost of revenues	3,095.4	0.0	3,095.4

Gross profit	270.0	0.0	270.0
General and administrative expenses	142.7	0.8	141.9

Operating income (loss)	127.3	(0.8)	128.1
Interest expense	(4.5)	0.0	(4.5)
Interest expense on JPY-denominated bonds including accretion and amortization	(18.1)	(18.1)	0.0
Interest income	11.2	0.0	11.2
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(97.8)	(97.8)	0.0
Other foreign currency transaction gains (losses), net	6.8	0.0	6.8
Other income (expense), net	0.0	0.0	0.0

	(102.4)	(115.9)	13.5
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations (b)	24.9	(116.7)	141.6
Provision (benefit) for income taxes (a)	9.3	(46.0)	55.3

Income (loss) before minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	15.6	(70.7)	86.3
Minority interest (c)	(11.8)	0.0	(11.8)
Income from 20% Investment in Westinghouse, net of income taxes	6.9	6.9	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	0.4	0.0	0.4

Net income (loss)	$11.1	$(63.8)	$74.9

Net income (loss) per common share:
Basic income (loss) per common share	$0.14	$(0.78)	$0.92

Diluted income (loss) per common share	$0.13	$(0.76)	$0.89

Weighted average shares outstanding:
Basic	81.4	81.4	81.4
Diluted	83.9	81.4	83.9
Effective tax rate [a/(b+c)]	71%	39%	43%
This Reconciliation incorporates a revision to our previously presented Q1 FY2008 non-GAAP reconciliation to properly apportion the consolidated tax provision between our Investment in Westinghouse segment and the results Excluding Westinghouse. This revision to the reconciliation has no impact on our previously reported consolidated earnings.

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the company’s calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company

	Q2 FY 2008			Q2 FY 2007
						Excluding
		Westinghouse	Excluding	Consolidated	Westinghouse Segment	Westinghouse
(in millions)	As Reported	Segment	Westinghouse	(Restated)	(Restated)	(Restated)
Net Income (Loss)	$8.9	$(28.4)	$37.3	$(61.5)	$13.1	$(74.6)

Interest Expense	11.6	9.2	2.4	13.1	8.8	4.3
Depreciation and Amortization	11.8	—	11.8	10.5	—	10.5
Provision for Income Taxes	7.2	(20.0)	27.2	9.7	8.6	1.1
Income Taxes on Unconsolidated Subs	1.2	1.3	(0.1)	(17.2)	—	(17.2)
Income Taxes on Discontinued Ops	—	—	—		—	—

EBITDA	$40.7	$(37.9)	$78.6	$(45.4)	$30.5	$(75.9)

Revenue	$1,653.2	N/A	$1,653.2	$1,208.1	N/A	$1,208.2

EBITDA %	2.5%	N/A	4.8%	-3.8%	N/A	-6.3%